Exhibit h-1



                  SHAREHOLDER ADMINISTRATIVE SERVICES AGREEMENT

This Agreement is made and entered into between each of the investment companies listed in Schedule A hereto (each, a "Fund" and collectively, the "Funds") and Alger Shareholder Services, Inc. as the same may be amended by the parties from time to time.

WHEREAS, effective November 22, 2004, State Street Bank and Trust Company ("State Street") is the transfer agent for each Fund pursuant to the Transfer Agency and Service Agreement dated November 22, 2004 between State Street and each Fund (the "Transfer Agent Agreement");

WHEREAS, transfer agent services will be provided to the Funds other than Castle Convertible Fund, Inc. by State Street's affiliate, Boston Financial Data Services, Inc. and by EquiServe or its successor for Castle Convertible Fund, Inc.; and

WHEREAS, each Fund desires that Alger Shareholder Services, Inc., the former transfer agent for each Fund, will supervise certain aspects of the Fund's transfer agent operations under the Transfer Agency and Service Agreement with State Street and provide certain shareholder administrative services to the Funds, other than as provided by Fred Alger Management, Inc. under its investment advisory agreement(s) with the respective Fund; and

WHEREAS the Boards of the Funds have each made the following findings at a meeting held on December 7, 2004:

       A. The administrative services to be performed by Alger Shareholder Services, Inc. under this Agreement are required for the operation of the Fund;

       B. The administrative services to be performed by Alger Shareholder Services, Inc. under this Agreement are in the best interests of the Fund and its shareholders;

       C. The administrative services to be performed by Alger Shareholder Services, Inc. under this Agreement are at least equal in quality to those provided by other service organizations offering the same or similar services; and

       D. The fees charged by Alger Shareholder Services, Inc. for the administrative services to be performed are fair and reasonable in light of the usual and customary charges made by other service organizations for services of the same nature and quality;

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth below, the parties agree as follows:

1. Each Fund hereby appoints Alger Shareholder Services, Inc. to provide the shareholder administrative services to the Fund as described in paragraph
       2. Alger Shareholder Services, Inc. accepts such appointment and agrees to furnish the services in return for the compensation described in paragraph 3.

2. Alger Shareholder Services, Inc. hereby undertakes to provide the following shareholder administrative services for the Funds:


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       (a)    Monitor service level standards and participate in continuous improvement sessions;

       (b) Provide on-going information and training to State Street regarding Fred Alger Management, Inc.'s new products, modifications, and initiatives as they relate to the Funds;

       (c) Periodically monitor State Street's phone representatives to ensure high quality service standards and product knowledge;

       (d) Review and implement jointly with State Street new system functionality;

       (e) Recommend, review and approve any procedural changes necessary to meet regulatory changes, to improve shareholder servicing, or to maintain competitive edge within the shareholder servicing industry;

       (f) Facilitate responses to information requests from regulatory bodies, trustees, or other internal departments;

       (g)    Provide problem resolution and approval for exception processing;

       (h) Coordinate delivery of trade confirmations, statements, prospectuses, annual/semi-annual reports and similar documents with Boston Financial Data Services, Inc. ("BFDS"), PFPC, ADP, and Fred Alger Management, Inc.'s marketing department;

       (i) Confirm transfer agent regulatory compliance, including compliance with the USA Patriot Act of 2001, per oversight of State Street's performance under the Transfer Agency and Service Agreement;

       (j)    Review and approve payment of transfer agency invoices; and

       (k) Ensure all reporting requirements are met under the Transfer Agency and Service Agreement, including standard reports and ad-hoc report requests.

3. For the services provided by Alger Shareholder Services, Inc. under this Agreement, effective February 28, 2005, each Fund will pay Alger Shareholder Services, Inc. the following fee per account, plus out-of-pocket expenses incurred by Alger Shareholder Services, Inc. in performing its responsibilities under this Agreement, within 10 days of the first day of each month:

               $3.75 per account

4.     This Agreement shall be governed by the laws of the State of New York.

5. This Agreement shall be effective for an initial period of not more than one year from its effective date and shall continue in full force and effect with respect to a Fund continuously thereafter if its continuance is approved annually by the Board of the Fund. The effective date of this Agreement shall be February 28, 2005. This Agreement may be terminated with respect to a Fund by Alger Shareholder Services, Inc. or the Fund at any time upon sixty (60) days' prior written notice.


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6.     STANDARD OF CARE. Alger Shareholder Services, Inc. shall exercise its best judgment in rendering the services listed in paragraph 2., above. Alger Shareholder Services shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Fund in connection with matters to which this Agreement relates, provided that nothing herein shall protect or purport to protect Alger Shareholder Services, Inc. against any liability to the Fund or its shareholders to which Alger would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of Alger's reckless disregard of its obligations and duties under this Agreement.

7. MODIFICATION. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by each of the parties.

8. LIMITATION OF LIABLITY. This Agreement has been executed on behalf of the respective Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall be binding on the assets and property of the respective Fund, only, and shall not be binding on any Trustee or Director, officer or shareholder of the Fund individually.

ALGER SHAREHOLDER SERVICES, INC.        THE ALGER AMERICAN FUND

By: /s/ Gary N. Palais                  By: /s/ Frederick A. Blum

Name: Gary N. Palais                    Name: Frederick A. Blum

Title: Senior Vice President            Title: Treasurer

Attest: /s/ Katherine P. Feld           Attest /s/ Katherine P. Feld

Name: Katherine P. Feld                 Name: Katherine P. Feld

                                        THE ALGER INSTITUTIONAL FUNDS

                                        By: /s/ Frederick A. Blum

                                        Name: Frederick A. Blum

                                        Title: Treasurer

                                        Attest: /s/ Katherine P. Feld

                                        Name: Katherine P. Feld


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                                        SPECTRA FUND

                                        By: /s/ Frederick A. Blum

                                        Name: Frederick A. Blum

                                        Title: Treasurer

                                        Attest: /s/ Katherine P. Feld

                                        Name: Katherine P. Feld

                                        THE CHINA-U.S. GROWTH FUND

                                        By: /s/ Frederick A. Blum

                                        Name: Frederick A. Blum

                                        Title: Treasurer

                                        Attest: /s/ Katherine P. Feld

                                        Name: Katherine P. Feld

                                        CASTLE CONVERTIBLE FUND, INC.

                                        By: /s/ Frederick A. Blum

                                        Name: Frederick A. Blum

                                        Title: Treasurer

                                        Attest: /s/ Katherine P. Feld

                                        Name: Katherine P. Feld

                                        THE ALGER FUNDS

                                        By: /s/ Frederick A. Blum

                                        Name: Frederick A. Blum

                                        Title: Treasurer

                                        Attest: /s/ Katherine P. Feld

                                        Name: Katherine P. Feld


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                                    EXHIBIT A

Castle Convertible Fund, Inc.
Spectra Fund
The Alger American Fund
The Alger Funds
The Alger Institutional Funds
The China-U.S. Growth Fund